Exhibit 99.1

Air Lease Corporation Announces Third Quarter 2013 Results

Los Angeles, California, November 7, 2013 — Air Lease Corporation (ALC) (NYSE: AL) announced today the results of its operations for the three and nine months ended September 30, 2013.

Highlights

Air Lease Corporation reports another consecutive quarter of fleet, revenue, profitability and financing growth:

•                  Diluted EPS increased 28% to $0.46 per share for the three months ended September 30, 2013 compared to $0.36 per share for the three months ended September 30, 2012

•                  Revenues increased 23% to $216 million for the three months ended September 30, 2013 compared to $175 million for the three months ended September 30, 2012

•                  Income before taxes increased 31% to $75 million with a pretax margin of 35% for the three months ended September 30, 2013 compared to income before taxes of $57 million with a pretax margin of 33% for the three months ended September 30, 2012

•                  Received an investment grade corporate and long-term debt credit rating of BBB- with a stable outlook from Standard & Poor’s Ratings Services

•                  Amended our Unsecured Syndicated Revolving Credit Facility, increasing the capacity by $300.0 million to $2.0 billion.

•                  Delivered eight aircraft from our order book, growing our fleet to 182 aircraft spread across a broad customer base of 79 airlines in 45 countries

•                  Our Board of Directors declared ALC’s fourth quarterly cash dividend of $0.03 per share on our outstanding common stock, representing a 20% increase from our previous quarterly cash dividends

The following table summarizes the results for the three and nine months ended September 30, 2013 and 2012 (in thousands, except share amounts):

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	% change	2013	2012	% change
Revenues	$215,905	$174,925	23.4%	$615,774	$465,651	32.2%
Income before taxes	$74,888	$57,193	30.9%	$202,871	$142,687	42.2%
Net income	$48,578	$37,011	31.3%	$131,564	$92,110	42.8%
Cash provided by operating activities	$184,906	$132,276	39.8%	$492,786	$372,496	32.3%
Diluted EPS	$0.46	$0.36	27.8%	$1.25	$0.90	38.9%
Adjusted net income(1)	$54,911	$44,602	23.1%	$153,879	$115,415	33.3%
Adjusted EBITDA(1)	$197,933	$161,467	22.6%	$565,939	$422,683	33.9%

(1) See notes 1 and 2 to the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income and adjusted EBITDA.

“ALC’s strong results accelerated during the third quarter as we increased our diluted EPS 27.8% compared to Q3 of 2012.  Our pretax profit margin of 35% is the highest ALC has achieved to date.  ALC’s Board of Directors declared $0.03 per share cash dividend, which represents a 20% increase over the previous quarterly cash dividends.  We achieved our stated goal of an investment grade rating from Standard and Poor’s during the quarter and we will continue to push for additional ratings and upgrades in the coming years.  The demand for our future aircraft deliveries remains strong and is driven by the continued global passenger growth and the increasing needs of airlines to modernize aging aircraft fleets,” said Steven F. Udvar-Házy, Chairman and Chief Executive Officer of Air Lease Corporation.

“Our fleet of 182 aircraft continues to perform at 100% utilization with a stable overall portfolio lease rate factor.  We are concluding placements in 2015 and now marketing 2016 positions and beyond with good demand.  Inbound inquiries from the banking community caused us to re-open our bank revolver and upsize the facility from $1.7 billion to $2.0 billion adding three new banks along with a number of existing banks increasing their participation size.  The strong support from the banking community reinforces our ample liquidity and along with our investment grade rating drove our composite cost of funds down to 3.46%,” said John L. Plueger, President and Chief Operating Officer of Air Lease Corporation.

 Fleet Growth

During the quarter we added eight aircraft, increasing our fleet to 182 aircraft spread across a broad customer base of 79 airlines in 45 countries as of September 30, 2013, compared to 174 aircraft spread across 78 airlines in 44 countries as of June 30, 2013.

Below are portfolio metrics of our fleet as of September 30, 2013 and December 31, 2012:

	September 30, 2013	December 31, 2012
Fleet size	182	155
Weighted-average fleet age(1)	3.6 years	3.5 years
Weighted-average remaining lease term(1)	7.0 years	6.8 years
Aggregate fleet net book value	$ 7.2 billion	$ 6.3 billion

(1)        Weighted-average fleet age and remaining lease term calculated based on net book value.

Over 90% of our aircraft are operated internationally. The following table sets forth the percentage of net book value of our aircraft portfolio in the indicated regions as of September 30, 2013 and December 31, 2012:

	September 30, 2013	December 31, 2012
Region	% of Net Book Value	% of Net Book Value
Asia/Pacific	41.5%	35.9%
Europe	35.6	38.4
Central America, South America and Mexico	11.7	12.6
U.S. and Canada	6.1	7.3
The Middle East and Africa	5.1	5.8
Total	100.0%	100.0%

The following table sets forth the number of aircraft we leased by aircraft type as of September 30, 2013 and December 31, 2012:

	September 30, 2013		December 31, 2012
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total
Airbus A319/320/321	52	28.6%	41	26.4%
Airbus A330-200/300	21	11.5	17	11.0
Boeing 737-700/800	52	28.6	46	29.7
Boeing 767-300ER	3	1.7	3	1.9
Boeing 777-200/300ER	7	3.8	7	4.5
Embraer E175/190	32	17.6	31	20.0
ATR 72-600	15	8.2	10	6.5
Total	182	100.0%	155	100.0%

Debt Financing Activities

During the third quarter of 2013 and through November 7, 2013, the Company expanded our banking group to 43 institutions and entered into additional debt facilities aggregating $517.0 million, which included a $300.0 million addition to our Syndicated Unsecured Revolving Credit Facility, $185.0 million in senior unsecured notes, and additional facilities aggregating $32.0 million. We ended the third quarter of 2013 with total unsecured debt outstanding of $3.9 billion. The Company’s unsecured debt as a percentage of total debt increased to 70.7% as of September 30, 2013 from 60.2% as of December 31, 2012, while reducing our composite cost of funds to 3.46% from 3.94% as of December 31, 2012.  We ended the third quarter of 2013 with a conservative balance sheet with a low residual value risk profile. As of September 30, 2013 and through November 7, 2013, we had ample available liquidity of $1.5 billion.

Our financing plan remains focused on raising unsecured debt in the global bank and capital markets, reinvesting cash flow from operations, and to a limited extent utilizing export credit financing. In May 2013, the Company received a corporate credit rating of A- from Kroll Bond Ratings, followed by a second investment grade corporate credit rating of BBB- from S&P with a stable outlook in August 2013, further broadening our access to attractively priced capital.

The Company’s debt financing was comprised of the following at September 30, 2013 and December 31, 2012:

	September 30, 2013	December 31, 2012
	(dollars in thousands)
Unsecured
Senior notes	$ 2,170,620	$ 1,775,000
Revolving credit facilities	1,239,000	420,000
Term financings	265,155	248,916
Convertible senior notes	200,000	200,000
Total unsecured debt financing	3,874,775	2,643,916

Secured
Warehouse facilities	839,000	1,061,838
Term financings	691,329	688,601
Export credit financing	73,203	—
Total secured debt financing	1,603,532	1,750,439

Total secured and unsecured debt financing	5,478,307	4,394,355
Less: Debt discount	(12,029)	(9,623)
Total debt	$ 5,466,278	$ 4,384,732

Selected interest rates and ratios:
Composite interest rate(1)	3.46%	3.94%
Composite interest rate on fixed rate debt(1)	4.86%	5.06%
Percentage of total debt at fixed rate	50.99%	53.88%

(1)              This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on November 7, 2013 at 4:30 PM Eastern Time to discuss the Company’s financial results for the third quarter of 2013.

Investors can participate in the conference call by dialing (800) 706-7741 domestic or (617) 614-3471 international. The passcode for the call is 57067719.

For your convenience, the conference call can be replayed in its entirety beginning at 6:30 PM ET on November 7, 2013 until 11:59 PM ET on November 14, 2013. If you wish to listen to the replay of this conference call, please dial (888) 286-8010 domestic or (617) 801-6888 international and enter passcode 37642072.

About Air Lease Corporation

Air Lease Corporation is an aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline partners worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC’s website at www.airleasecorp.com.

Contact

Investors:

Ryan McKenna
Assistant Vice President, Strategic Planning & Investor Relations
Email: rmckenna@airleasecorp.com

Media:

Laura St. John
Media and Investor Relations Coordinator
Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•                  our inability to make acquisitions of, or lease, aircraft on favorable terms;

•                  our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•                  our inability to obtain refinancing prior to the time our debt matures;

•                  impaired financial condition and liquidity of our lessees;

•                  deterioration of economic conditions in the commercial aviation industry generally;

•                  increased maintenance, operating or other expenses or changes in the timing thereof;

•                  changes in the regulatory environment;

•                  our inability to effectively deploy the net proceeds from our capital raising activities;

•                  potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and

•                  the factors discussed under “Part I – Item 1A. Risk Factors,” In our Annual Report on Form 10-K for the year ended December 31, 2012 and other SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	September 30, 2013	December 31, 2012
	(unaudited)
Assets
Cash and cash equivalents	$221,680	$230,089
Restricted cash	85,516	106,307

Flight equipment subject to operating leases	7,791,520	6,598,898
Less accumulated depreciation	(551,432)	(347,035)
	7,240,088	6,251,863

Deposits on flight equipment purchases	966,674	564,718
Deferred debt issue costs—less accumulated amortization of $46,489 and $32,288 as of September 30, 2013 and December 31, 2012, respectively	88,118	74,219
Other assets	206,225	126,428
Total assets	$8,808,301	$7,353,624
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$123,604	$90,169
Debt financing, net of discounts	5,466,278	4,384,732
Security deposits and maintenance reserves on flight equipment leases	539,975	412,223
Rentals received in advance	53,589	41,137
Deferred tax liability	164,049	92,742
Total liabilities	$6,347,495	$5,021,003
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	$—	$—
Class A Common Stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 99,924,963 and 99,417,998 shares at September 30, 2013 and December 31, 2012, respectively	991	991
Class B Non-Voting Common Stock, $0.01 par value; authorized 10,000,000 shares; issued and outstanding 1,829,339 shares	18	18
Paid-in capital	2,202,731	2,198,501
Retained earnings	257,066	133,111
Total shareholders’ equity	$2,460,806	$2,332,621
Total liabilities and shareholders’ equity	$8,808,301	$7,353,624

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenues
Rental of flight equipment	$213,835	$172,856	$610,237	$459,643
Interest and other	2,070	2,069	5,537	6,008
Total revenues	215,905	174,925	615,774	465,651

Expenses
Interest	41,946	35,248	125,644	91,308
Amortization of discounts and deferred debt issue costs	6,012	4,595	16,571	11,553
Interest expense	47,958	39,843	142,215	102,861

Depreciation of flight equipment	71,811	57,932	204,457	154,805
Selling, general and administrative	17,497	12,833	48,392	40,750
Stock-based compensation	3,751	7,124	17,839	24,548
Total expenses	141,017	117,732	412,903	322,964

Income before taxes	74,888	57,193	202,871	142,687
Income tax expense	(26,310)	(20,182)	(71,307)	(50,577)
Net income	$48,578	$37,011	$131,564	$92,110

Net income per share of Class A and Class B Common Stock:
Basic	$0.48	$0.37	$1.30	$0.91
Diluted	$0.46	$0.36	$1.25	$0.90
Weighted-average shares outstanding:
Basic	101,753,783	101,247,337	101,440,360	100,906,094
Diluted	109,227,709	107,875,105	108,784,560	107,574,616

Other financial data:
Adjusted net income(1)	$54,911	$44,602	$153,879	$115,415
Adjusted EBITDA(2)	$197,933	$161,467	$565,939	$422,683

(1)                 Adjusted net income (defined as net income before stock-based compensation expense and non-cash interest expense, which includes the amortization of discounts and debt issuance costs) is a measure of both operating performance and liquidity that is not defined by United States generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted net income is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted net income provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted net income as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted net income as an analytical tool and a reconciliation of adjusted net income to our GAAP net income and cash flow from operating activities.

Operating Performance:    Management and our Board of Directors use adjusted net income in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted net income as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted net income assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted net income helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.

Liquidity:    In addition to the uses described above, management and our Board of Directors use adjusted net income as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.

Limitations:    Adjusted net income has limitations as an analytical tool, and you should not considered in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:

•   adjusted net income does not reflect (i) our cash expenditures or future requirements for capital expenditures or contractual commitments, or (ii) changes in or cash requirements for our working capital needs; and

•   our calculation of adjusted net income may differ from the adjusted net income or analogous calculations of other companies in our industry, limiting its usefulness as a comparative measure.

The following tables show the reconciliation of net income and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted net income (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Reconciliation of cash flows from operating activities to adjusted net income:
Net cash provided by operating activities	$184,906	$132,276	$492,786	$372,496
Depreciation of flight equipment	(71,811)	(57,932)	(204,457)	(154,805)
Stock-based compensation	(3,751)	(7,124)	(17,839)	(24,548)
Deferred taxes	(26,310)	(20,182)	(71,307)	(50,573)
Amortization of discounts and deferred debt issue costs	(6,012)	(4,595)	(16,571)	(11,553)
Changes in operating assets and liabilities:
Other assets	637	11,727	(7,917)	20,114
Accrued interest and other payables	(25,216)	(16,924)	(30,679)	(48,085)
Rentals received in advance	(3,865)	(235)	(12,452)	(10,936)
Net income	48,578	37,011	131,564	92,110
Amortization of discounts and deferred debt issue costs	6,012	4,595	16,571	11,553
Stock-based compensation	3,751	7,124	17,839	24,548
Tax effect	(3,430)	(4,128)	(12,095)	(12,796)
Adjusted net income	$54,911	$44,602	$153,879	$115,415

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Reconciliation of net income to adjusted net income:
Net income	$48,578	$37,011	$131,564	$92,110
Amortization of discounts and deferred debt issue costs	6,012	4,595	16,571	11,553
Stock-based compensation	3,751	7,124	17,839	24,548
Tax effect	(3,430)	(4,128)	(12,095)	(12,796)
Adjusted net income	$54,911	$44,602	$153,879	$115,415

(2)                 Adjusted EBITDA (defined as net income before net interest expense, stock-based compensation expense, income tax expense, and depreciation and amortization expense) is a measure of both operating performance and liquidity that is not defined by GAAP and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted EBITDA provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted EBITDA as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted EBITDA as an analytical tool and a reconciliation of adjusted EBITDA to our GAAP net income and cash flow from operating activities.

Operating Performance:    Management and our Board of Directors use adjusted EBITDA in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted EBITDA as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted EBITDA assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted EBITDA helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.

Liquidity: In addition to the uses described above, management and our Board of Directors use adjusted EBITDA as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.

Limitations:    Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:

•   adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•   adjusted EBITDA does not reflect changes in or cash requirements for our working capital needs;

•   adjusted EBITDA does not reflect interest expense or cash requirements necessary to service interest or principal payments on our debt; and

•   other companies in our industry may calculate these measures differently from how we calculate these measures, limiting their usefulness as comparative measures.

The following tables show the reconciliation of net income and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Reconciliation of cash flows from operating activities to adjusted EBITDA:
Net cash provided by operating activities	$184,906	$132,276	$492,786	$372,496
Depreciation of flight equipment	(71,811)	(57,932)	(204,457)	(154,805)
Stock-based compensation	(3,751)	(7,124)	(17,839)	(24,548)
Deferred taxes	(26,310)	(20,182)	(71,307)	(50,573)
Amortization of discounts and deferred debt issue costs	(6,012)	(4,595)	(16,571)	(11,553)
Changes in operating assets and liabilities:
Other assets	637	11,727	(7,917)	20,114
Accrued interest and other payables	(25,216)	(16,924)	(30,679)	(48,085)
Rentals received in advance	(3,865)	(235)	(12,452)	(10,936)
Net income	48,578	37,011	131,564	92,110
Net interest expense	47,483	39,218	140,772	100,643
Income taxes	26,310	20,182	71,307	50,577
Depreciation	71,811	57,932	204,457	154,805
Stock-based compensation	3,751	7,124	17,839	24,548
Adjusted EBITDA	$197,933	$161,467	$565,939	$422,683

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Reconciliation of net income to adjusted EBITDA:
Net income	$48,578	$37,011	$131,564	$92,110
Net interest expense	47,483	39,218	140,772	100,643
Income taxes	26,310	20,182	71,307	50,577
Depreciation	71,811	57,932	204,457	154,805
Stock-based compensation	3,751	7,124	17,839	24,548
Adjusted EBITDA	$197,933	$161,467	$565,939	$422,683

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2013	2012
	(unaudited)
Operating Activities
Net income	$131,564	$92,110
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	204,457	154,805
Stock-based compensation	17,839	24,548
Deferred taxes	71,307	50,573
Amortization of discounts and deferred debt issue costs	16,571	11,553
Changes in operating assets and liabilities:
Other assets	7,917	(20,114)
Accrued interest and other payables	30,679	48,085
Rentals received in advance	12,452	10,936
Net cash provided by operating activities	492,786	372,496

Investing Activities
Acquisition of flight equipment under operating lease	(955,587)	(1,651,831)
Payments for deposits on flight equipment purchases	(631,758)	(185,373)
Acquisition of furnishings, equipment and other assets	(80,226)	(71,484)
Net cash used in investing activities	(1,667,571)	(1,908,688)

Financing Activities
Issuance of common stock	—	43
Cash dividends paid	(5,065)	—
Tax withholdings related to vesting of restricted stock units	(13,609)	(7,312)
Net change in unsecured revolving facilities	819,000	(28,000)
Proceeds from debt financings	615,871	2,042,389
Payments in reduction of debt financings	(355,975)	(344,912)
Restricted cash	20,791	(15,627)
Debt issue costs	(29,020)	(39,487)
Security deposits and maintenance reserve receipts	135,611	108,968
Security deposits and maintenance reserve disbursements	(21,228)	(21,994)
Net cash provided by financing activities	1,166,376	1,694,068
Net increase/(decrease) in cash	(8,409)	157,876
Cash and cash equivalents at beginning of period	230,089	281,805
Cash and cash equivalents at end of period	$221,680	$439,681

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $23,124 and $13,698 at September 30, 2013 and 2012	$129,463	$68,307

Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment	$245,414	$136,850
Cash dividends declared, not yet paid	$2,544	$—